UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2003

THE PMI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13664	94-3199675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3003 Oak Road, Walnut Creek, California	94597-2098
(Address of Principal Executive Offices)	(Zip Code)

(925) 658-7878

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events

On October 27, 2003, The PMI Group, Inc. (the “Company”) announced via press release that it has reached a definitive agreement to sell American Pioneer Title Insurance Company (APTIC) to Fidelity National Financial subsidiary, Chicago Title Insurance Company, for $115 million in cash subject to post-closing adjustments. The transaction is subject to regulatory approvals and other customary closing conditions and is expected to close in the first half of 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 27, 2003, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Date: October 27, 2003	By:	/s/ Donald P. Lofe, Jr.

Donald P. Lofe, Jr. Executive Vice President and Chief Financial Officer